Calculation of Filing Fee Tables
S-3
WELLTOWER INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $1.00 par value per share	457(o)	7,500,000,000		$ 7,500,000,000.00	0.0001381	$ 1,035,750.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 7,500,000,000.00		$ 1,035,750.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 119,870.60
			Net Fee Due:						$ 915,879.40
Offering Note
[1]	Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price. This filing fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the registration statement on Form S-3ASR (File No. 333-286204) of Welltower Inc. (the "Registrant") filed on March 28, 2025 in accordance with Rules 456(b) and 457(r) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Welltower Inc.	S-3	333-286204	10/28/2025		$ 119,870.60	Equity	Common Stock, $1.00 par value per share		$ 867,998,524.00
Fee Offset Sources		Welltower Inc.	S-3	333-286204		10/28/2025						$ 692,713.90
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	$7,500,000,000 in aggregate offering amount of Common Stock was previously registered under the prospectus supplement filed by the Registrant on October 28, 2025, pursuant to the registration statement on Form S-3ASR (File No. 333-286204) filed on March 28, 2025, of which $867,998,524 in aggregate offering amount has not been sold. Pursuant to Rule 457(p) under the Securities Act, the filing fee due hereunder is offset by the amount of filing fees of $119,870.60 associated with such unsold shares. The Registrant has terminated the offering that included the unsold securities associated with the claimed offset under the prior prospectus supplement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date